THIRD AMENDING AGREEMENT
THIS THIRD AMENDING AGREEMENT is made as of the 11th day of March, 2021.
AMONG:
HSCP CN HOLDINGS ULC
as Borrower
OF THE FIRST PART
- and -
ACREAGE FINANCE DELAWARE, LLC
as Guarantor
OF THE SECOND PART
- and -
[REDACTED – LENDER’S NAME] and the other persons who become Lenders pursuant to the terms of the Credit Agreement as Lenders
OF THE THIRD PART
- and -
[REDACTED – AGENT’S NAME]
as Administrative Agent
OF THE FOURTH PART
WHEREAS the Borrower, the Guarantor, the Administrative Agent and the Lenders entered into the Credit Agreement;
AND WHEREAS the Borrower, the Guarantor, the Administrative Agent and the Lenders wish to enter into this Third Amending Agreement to set forth certain amendments to the Credit Agreement and to otherwise confirm the provisions of Amended Credit Agreement;
NOW THEREFORE THIS THIRD AMENDING AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby conclusively acknowledged by each of the Parties hereto, the Parties hereto covenant and agree as follows:
1.Definitions. All capitalized terms used in this Third Amending Agreement shall, unless otherwise defined herein, have the meanings herein given to them in the Credit Agreement, and:
“Amended Credit Agreement” means the Credit Agreement, as amended by this Third Amending Agreement, and as it may hereafter be further amended from time to time.
“Credit Agreement” means the credit agreement dated as of February 7, 2020 among the Borrower, the Guarantor, the Administrative Agent and the Lenders, as amended by a first
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amending agreement dated as of February 28, 2020 and a second amending agreement March 6, 2020.
“Parties” means the parties which are signatories to this Third Amending Agreement.
“Third Amending Agreement” means this third amending agreement.
2.Amendments to the Credit Agreement. Effective as of the date of this Third Amending Agreement, but subject to the satisfaction by the Credit Parties of the conditions set forth in Section 3 and Section 4, the Credit Agreement is amended as follows:
(a)The definition of “Maturity Date” in Section 1.1 of the Credit Agreement is deleted in its entirety and replaced with the following:
“Maturity Date” means June 15, 2021.
3.Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 of this Third Amending Agreement shall be effective upon the following conditions having been fulfilled to the satisfaction of the Administrative Agent on behalf of the Lenders:
(a)the Administrative Agent shall have received a fully executed copy of this Third Amending Agreement
4.Conditions Subsequent. The amendments to the Credit Agreement set forth in Section 2 of this Third Amending Agreement shall be subject to the conditions below:
(a)the Borrower shall pay to the Administrative Agent, on behalf of the Lenders, an amendment fee equal to US$200,000 on or before April 30, 2021.
5.Representations and Warranties. To confirm each Lender’s understanding concerning each Credit Party and its business, properties and obligations, and to induce the Administrative Agent and each Lender to enter into this Third Amending Agreement, each Credit Party jointly and severally hereby reaffirms to the Administrative Agent and each Lender that, as of the date of this Third Amending Agreement, its representations and warranties contained in Section 6.1 of the Credit Agreement, as amended by this Third Amending Agreement, and except to the extent such representations and warranties relate solely to an earlier date, are true and correct in all material respects (provided that any such representations and warranties which are already qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) and additionally represents and warrants as follows on the date of this Third Amending Agreement:
1.all necessary action has been taken to authorize the execution, delivery and performance of this Third Amending Agreement;
2.this Third Amending Agreement has been duly executed and delivered by each of the Credit Parties and constitutes legal, valid and binding obligations of each of the Credit Parties enforceable against them in accordance with its terms, subject only to any limitation under Applicable Laws relating to (i) bankruptcy, insolvency, arrangement or creditors’ rights generally, and (ii) the discretion that a court may exercise in the granting of equitable remedies;
1.the execution and delivery by each of the Credit Parties and the performance by each of them of their respective obligations under this Third Amending Agreement will not conflict with or result in a breach of any of the terms or conditions of their respective constating documents or by-laws, any Applicable Law or any contractual restriction binding on or affecting them or their respective Assets;
2.no Default or Event of Default exists under the Credit Agreement; and
3.the Amended Credit Agreement and each of the other Credit Documents remains in full force and effect, unamended, and are enforceable against each of the Credit Parties, in each case, to the extent party thereto in accordance with their respective terms, subject only to any limitation under Applicable Laws relating to (i) bankruptcy, insolvency, arrangement or creditors’ rights generally, and (ii) the discretion that a court may exercise in the granting of equitable remedies.
6.Confirmations. Each of the Parties acknowledges and agrees that the Credit Agreement, as amended by this Third Amending Agreement, and all other Credit Documents are and will continue to be in full force and effect, and are hereby ratified and confirmed, and the rights and obligations of all Parties thereunder will not be affected in any manner by the provisions of this Third Amending Agreement, except as expressly provided in Section 2 of this Third Amending Agreement.
7.Credit Document. This Third Amending Agreement constitutes a Credit Document.
8.Governing Law.
i.This Third Amending Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the laws of Canada applicable in that Province.
ii.The Credit Parties irrevocably attorns and submits to the non-exclusive jurisdiction of any court of competent jurisdiction of the Province of Alberta sitting in Calgary, Alberta in any action or proceeding arising out of or relating to this Third Amending Agreement. Each Credit Party irrevocably waives objection to the venue of any action or proceeding in such court or that such court provides an inconvenient forum. Nothing in this Section limits the right of the Administrative Agent to bring proceedings against any Credit Party in the courts of any other jurisdiction.
9.Further Assurances. The Credit Parties will from time to time forthwith, at the Administrative Agent’s request and at the Borrower’s own cost and expense, do, make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, assignments, acts, manners and things which may be reasonably required by the Administrative Agent and are consistent with the intention of the Parties as evidenced herein, with respect to all matters arising under this Third Amending Agreement or the Amended Credit Agreement.
10.Expenses. Without in any way limiting the provisions of Section 10.5 of the Credit Agreement, the Borrower will be liable for all expenses of the Administrative Agent and the Lenders, including legal fees and other out-of-pocket expenses, in connection with the negotiation, preparation, execution and delivery of this Third Amending Agreement.
11.Counterparts. This Third Amending Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which when executed and delivered will be deemed to be an original, and all of which when taken together shall constitute one and the same instrument.
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IN WITNESS WHEREOF the Parties have caused this Third Amending Agreement to be duly executed by their respective authorized officers as of the date and year above written.

BORROWER: HSCP CN HOLDINGS ULC
By:	/s/ Glen Leibowitz
Name: Glen Leibowitz
Title: CFO

GUARANTOR: ACREAGE FINANCE DELAWARE, LLC
By:	/s/ Glen Leibowitz
Name: Glen Leibowitz
Title: CFO

ADMINISTRATIVE AGENT: [REDACTED – AGENT’S NAME]
By:	/s/ Aaron Bunting
Name: Aaron Bunting
Title: CFO

LENDER: [REDACTED – LENDER’S NAME]
By:	/s/ Aaron Bunting
Name: Aaron Bunting
Title: CFO

Third Amending Agreement